Exhibit 99.3

SureWest Communications and Everest Broadband, Inc.
Unaudited Pro Forma Condensed
Combined Financial Statements
(Amounts in thousands)

The following unaudited pro forma condensed combined financial statements are based on SureWest Communication’s (the “Company” or “SureWest”) historical consolidated financial statements and Everest Broadband, Inc.’s (“Everest”) historical consolidated financial statements and have been adjusted to give effect of the Company’s acquisition of Everest which was consummated on February 13, 2008. The purchase price of $175,536, excluding expenses, was paid in cash, a portion of which was funded with debt proceeds as more fully described below. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 give effect as if the acquisition had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet as of December 31, 2007 gives effect as if the acquisition had occurred on December 31, 2007. This unaudited condensed combined pro forma financial information reflects the purchase of Everest as an acquisition of a business and represents a current estimate of the financial information based on available information from the Company and Everest.

In connection with the acquisition of Everest on February 13, 2008, the Company entered into a Second Amended and Restated Credit Agreement for a $240,000 credit facility (the “Credit Agreement”) with CoBank, ACB (“CoBank”), in its capacity as administrative agent, as lead arranger, as issuing lender, as swingline lender and as a lender (together with each other lender from time to time party thereto, the “Lenders”). The Credit Agreement restates and replaces the credit agreement entered into by the Company and CoBank on May 14, 2007 (the “Previous Credit Agreement”). The credit facilities under the Credit Agreement were used in part to fund the acquisition of Everest and any remaining amounts are available for the Company’s general corporate purposes. The Credit Agreement includes (i) a $60,000 revolving loan facility (the “Revolving Loan Facility”), which includes a $25,000 subfacility for the issuance of letters of credit for the Company’s account and a $20,000 subfacility for swingline (same-day) loans, (ii) a $120,000 term loan facility (the “Term Loan A Facility”), which includes the $40,000 term loan previously advanced by CoBank to the Company under the Previous Credit Agreement (such term loan, the “Original Term Loan A”) and (iii) a $60,000 term loan facility (the “Term Loan B Facility”). The Revolving Loan Facility and the Term Loan A Facility have a term of approximately 4.25 years, and all amounts outstanding under the Revolving Loan Facility and the Term Loan A Facility will be due and payable on May 1, 2012. The Term Loan B Facility has a term of 1 year, and all amounts outstanding under the Term Loan B Facility will be due and payable on February 12, 2009. The Company used all of the available borrowings under the Term Loan A Facility of $80,000 and the Term Loan B Facility of $60,000 and an additional $4,000 under the Revolving Loan Facility, plus cash on hand of $32,000 were used to fund the purchase of Everest.

The pro forma information includes adjustments to record the assets and liabilities of Everest at their estimated fair market values and is subject to adjustment as additional information becomes available and as additional analyses are performed. To the extent there are significant changes to Everest’s business, the assumptions and estimates herein could change significantly. The pro forma financial information is presented for illustrative purposes only under one set of assumptions and does not reflect the financial results of the combined companies had consideration been given to other assumptions or to the impact of possible operating efficiencies, asset dispositions, and other factors. Further, the pro forma financial information does not necessarily reflect the historical results of the combined company that actually would have occurred had the acquisition been in effect during the periods indicated or that may be obtained in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements, including the related notes, of SureWest covering these periods included in SureWest’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as well as the historical financial statements of Everest and the combined financial statements of Everest Connections, LLC, Everest Holdings I, LLC, Everest Holdings III, LLC and subsidiaries included elsewhere in this current report.

On January 18, 2008, the Company, SureWest Wireless, a wholly-owned direct subsidiary of the Company (“SWW”), and West Coast PCS LLC, a wholly-owned direct subsidiary of SWW (“West Coast” and together with SWW, the “Sellers”) entered into a definitive agreement (the “Asset Purchase Agreement”) with Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless (“Verizon”). Under the Asset Purchase Agreement, Verizon agreed to acquire substantially all of Sellers’ assets related to the operation of Sellers’ wireless telecommunications system in the Sacramento, Stockton, Modesto and Yuba City-Marysville areas (the “Wireless Assets”) and to assume certain liabilities. The purchased assets do not include Sellers owned communication towers. The Asset Purchase Agreement provides for an aggregate purchase price of $69,000, subject to a working capital adjustment. The consummation of the asset purchase by Verizon is subject to the satisfaction of customary closing conditions. The transaction is expected to close in the Company’s second fiscal quarter ending June 30, 2008. Due to the significance of this transaction, the Company has included additional pro forma information to reflect the classification of the Wireless Assets and operations as discontinued operations.

SureWest Communications
Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2007
(Amounts in thousands)

	SureWest Communications	Everest Broadband, Inc.	Pro Forma Adjustments		Pro Forma Combined SureWest Communications and Everest Broadband, Inc.	Pro Forma Adjustments to Reflect Asset Held for Sale Classification of SureWest Wireless		Pro Forma Combined SureWest Communications and Everest Broadband, Inc.
ASSETS
Current assets:
Cash and cash equivalents	$31,114	$2,785	$144,000	(a)	$1,463	$-		$1,463
			(176,436)	(b)
Short-term investments	21,151	-			21,151			21,151
Accounts receivable, net	22,645	4,335			26,980	(3,422)	(h)	23,558
Inventories	5,145	-	5,473	(f)	10,618	(894)	(h)	9,724
Prepaid expenses	4,278	501	(1,450)	(b)	3,329	(816)	(h)	2,513
Deferred income taxes	9,480	608	1,186	(e)	11,274			11,274
Other current assets	3,095	43			3,138			3,138
Assets of discontinued operations	-	-			-	41,147	(h)	41,147
Total current assets	96,908	8,272	(27,227)		77,953	36,015		113,968

Property, plant and equipment, net	373,830	96,811	60,812	(d)	525,980	(27,090)	(h)	498,890
			(5,473)	(f)
Intangible and other assets:
Wireless licenses, net	9,025	-			9,025	(8,925)	(h)	100
Customer relationship, net	-	2,152	4,577	(d)	6,729			6,729
Goodwill	2,171	-	48,000	(d)	50,171			50,171
Deferred charges and other assets	2,833	1,586			4,419			4,419

Deferred income taxes	-	1,186	(1,186)	(e)	-			-
	14,029	4,924	51,391		70,344	(8,925)		61,419
	$484,767	$110,007	$79,503		$674,277	$-		$674,277

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$3,642	2,688	$60,000	(a)	63,642			63,642
			(2,688)	(c)
Accounts payable	2,616	2,980			5,596	(72)	(h)	5,524
Other accrued liabilities	21,798	6,928	3,901	(b)	32,627	(2,137)	(h)	30,490
Current portion of contractual shareable earnings obligations	1,597	-			1,597			1,597
Advance billings and deferred revenues	9,155	1,654			10,809	(1,866)	(h)	8,943
Accrued compensation and pension benefits	9,014	-	1,213	(b)	10,227	(259)	(h)	9,968
Liabilities of discontinued operations	-	-			-	5,273	(h)	5,273
Total current liabilities	47,822	14,250	62,426		124,498	939		125,437

Long-term debt and capital lease obligations	118,189	62,159	84,000	(a)	202,189			202,189
			(62,159)	(c)
Cumulative Redeemable Series A preferred shares	-	12,750	(12,750)	(c)	-			-
Deferred income taxes	29,726	-	27,900	(e)	57,626			57,626
Other liabilities and deferred revenues	18,027	934			18,961	(939)	(h)	18,022
Commitments and contingencies
Shareholders' equity:
Common stock	158,870	2	(2)	(g)	158,870			158,870
Additional paid-in capital	-	25,857	(25,857)	(g)	-			-
Accumulated other comprehensive income (loss)	(3,530)	(155)	155	(g)	(3,530)			(3,530)
Retained earnings (deficit)	115,663	(5,790)	5,790	(g)	115,663			115,663

Total shareholders' equity	271,003	19,914	(19,914)		271,003	-		271,003
	$484,767	$110,007	$79,503		$674,277	$-		$674,277

See accompanying notes to the unaudited pro forma condensed combined financial statements.

SureWest Communications
Unaudited Pro Forma Condensed Combined Statements of Operations
For the Year Ended December 31, 2007
(Amounts in thousands, except per share amounts)

	SureWest Communications	Everest Broadband, Inc.	Pro Forma Adjustments		Pro Forma Combined SureWest Communications and Everest Broadband, Inc.	Pro Forma Adjustments to Reflect the Disposition of SureWest Wireless		Pro Forma Combined SureWest Communications and Everest Broadband, Inc. from Continuing Operations

Operating revenues:
Telecom	$105,982	$-	$-		$105,982	$-		$105,982
Broadband	68,708	59,575	(161)	(f)	128,122	489	(g)	128,611
Wireless	32,127				32,127	(32,127)	(g)	-
Total operating revenues	206,817	59,575	(161)		266,231	(31,638)		234,593
Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	73,390	18,940	12,024	(f)	104,354	(15,309)	(g)	89,045
Customer operations and selling	35,151		5,616	(f)	40,767	(8,687)	(g)	32,080
General and administrative	35,468	24,202	(3,231)	(a)	37,734	(2,258)	(g)	35,476
			(904)	(a)
			(17,801)	(f)
Depreciation and amortization	55,011	13,956	(1,397)	(b)	67,570	(10,846)	(g)	56,724
Impairment loss on LMDS and related assets	5,454				5,454	-		5,454
Total operating expenses	204,474	57,098	(5,693)		255,879	(37,100)		218,779
Income from operations	2,343	2,477	5,532		10,352	5,462		15,814
Other income (expense):
Investment income	3,147	119	(1,847)	(c)	1,419	(36)	(g)	1,383
Interest expense	(6,429)	(7,869)	219	(d)	(14,079)	(73)	(g)	(14,152)
Other, net	(140)	(392)			(532)	-		(532)
Total other income (expense), net	(3,422)	(8,142)	(1,628)		(13,192)	(109)		(13,301)
Income (loss) from continuing operations before income taxes	(1,079)	(5,665)	3,904		(2,840)	5,353	(g)	2,513
Income tax expense (benefit)	(2,864)	(1,450)	1,580	(e)	(2,734)	2,260	(g)	(474)
Net Income (loss) from continuing operations	$1,785	$(4,215)	$2,324		$(106)	$3,093		$2,987

Basic earnings (loss) per common share:
Net Income (loss) from continuing operations	$0.12	n/a	n/a		$(0.01)	n/a		$0.21

Diluted earnings (loss) per common share:
Net Income (loss) from continuing operations	$0.12	n/a	n/a		$(0.01)	n/a		$0.21

Shares of common stock used to calculate earnings per share:
Basic	14,450	n/a	n/a		14,450	n/a		14,450
Diluted	14,492	n/a	n/a		14,450	n/a		14,492

Other Data:
Operating EBITDA (h)	62,808	16,433	4,135		83,376	(5,384)		77,992

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS
(Amounts in thousands)

1.  Description of Transaction and Basis of Presentation

On February 13, 2008, SureWest Communications (“SureWest” or the “Company”) completed the acquisition of all of the outstanding stock of Everest Broadband, Inc. (“Everest”). The assets and liabilities of Everest will be recorded as of the acquisition date at their estimated fair values. The reported consolidated financial condition and results of operations of SureWest after the completion of the acquisition will reflect these values, but will not be restated retroactively to reflect the historical consolidated financial position or results of operations of Everest. Under the terms of the Acquisition Agreement, SureWest paid $175,536 in cash, excluding expenses, at closing to Everest’s stockholders and warrant holders, of which $17,300 was contributed to and remains subject to an escrow fund, half of which will be available for 6 months and the balance of which will be available for 12 months, less the amount of any pending claims, in each case, following the closing of the acquisition to indemnify SureWest and related indemnities for certain matters, including breaches of representations and warranties and covenants made by Everest in the acquisition agreement.

2.  Purchase Price

The following table summarizes the estimated pro forma fair values of the assets acquired and the liabilities assumed as of December 31, 2007. The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, other identifiable intangibles and the fair values of liabilities assumed as of the date that the acquisition is consummated.

December 31, 2007

Current assets	$14,900
Property, plant and equipment	146,700
Intangible assets	12,200
Other long-term assets	1,600
Goodwill	48,000
Total assets acquired	223,400

Current liabilities	11,500
Long-term liabilities	1,000
Deferred income taxes	27,900
Total liabilities acquired	40,400
Net assets acquired	$183,000

The acquired intangibles of $12,200 consist of customer relationships and software. With the acquisition of Everest, the Company acquired a significant number of residential and business customers. The customer relationship value of $6,700 will be amortized over the estimated useful life of 3 to 5 years. The acquired software value of $5,500 will be amortized over the estimated useful life of 5 years. The estimated goodwill of $48,000 identified in the initial purchase accounting will be accounted for as an indefinite lived asset and will be tested annually for impairment at November 30. Goodwill is not deductible for federal income tax purposes.

3. Definitive Agreement to Sell Assets of SureWest Wireless

In January 2008, the Company entered into a definitive agreement to sell the operating assets of its Wireless business, SureWest Wireless, to Verizon Wireless (“Verizon”) for an aggregate cash purchase price of $69,000, subject to a post-closing working capital adjustment. Under the agreement, Verizon will acquire the spectrum licenses and operating assets of SureWest Wireless, excluding the Company’s owned communication towers. The sale is expected to close in the second quarter of 2008 and is subject to customary closing conditions, including regulatory approvals.

Commencing the first quarter of 2008, the SureWest Wireless business to be sold will be presented as discontinued operations in the Company’s consolidated financial statements. Additional pro forma information has been provided in the unaudited pro forma condensed combined financial statements to reflect the classification of the assets and operations of SureWest Wireless as discontinued. The operations of the Company’s owned communication towers included in the SureWest Wireless assets and results will be retained by the Company. As such these amounts have not been adjusted in the pro forma condensed combined financial statements.

4. Pro Forma Adjustments

Following are the pro forma adjustments made to the unaudited pro forma condensed combined balance sheet as of December 31, 2007:

(a)	Reflects the proceeds from debt borrowings used to fund the acquisition of Everest as follows:

Term Loan A Facility	$80,000
Term Loan B Facility	60,000
Revolving Loan Facility	4,000
$144,000

The new debt is classified in the pro forma condensed combined balance sheet at December 31, 2007 as follows:

Current portion of long-term debt	$60,000
Long-term debt	84,000
$144,000

(b)
Reflects the total pro forma cash purchase price paid assuming a December 31, 2007 transaction date, which is subject to a working capital adjustment, plus paid and estimated transaction costs at December 31, 2007 as follows:

Cash paid	$176,436
Transaction costs incurred at December 31, 2007	1,450
Additional estimated transaction costs	5,114
$183,000

(c)	Reflects the payoff of debt and cumulative redeemable series A preferred shares at Everest as follows:

Current portion of long-term debt	$2,688
Long-term debt	62,159
Cumulative Redeemable Series A preferred shares	12,750
$77,597

(d)
Reflects the preliminary purchase accounting fair value estimates for property and equipment, intangibles and estimated goodwill pursuant to purchase accounting. This is estimated based on preliminary purchase price allocation which is subject to final allocation upon completion of the Company’s valuation procedures.

Increase to property and equipment	$60,812
Increase to customer relationships	4,577
Goodwill	48,000
$113,389

(e)	Reflects adjustments to tax accounts based on preliminary purchase accounting.

(f)	Reclass of inventory balances from property and equipment to conform with the Company’s classification policy.

(g)	Reflects the elimination of the historical equity accounts at Everest.

(h)	Reflects the reclassification of the assets and liabilities of SureWest Wireless to discontinued operations.

Following are the pro forma adjustments made to the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007:

(a)	The following adjustments have been made to reduce the historical operating expenses:

Executive management	$904
Removal of divestiture-related expenses	3,231
$4,135

In connection with the acquisition of Everest, certain members of management were identified as being redundant to the overall combined operations. The compensation expenses associated with these members have been eliminated in the pro forma results. Severance related costs associated with these identified members of management will be accrued for in the Company's purchase accounting in accordance with the Emerging Issues Task Force Issue No 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination.

The removal of the divestiture-related expenses represents the elimination of non-recurring legal and professional fees associated with the sale of Everest.

(b)
Historical depreciation for the year 2007 has been adjusted to reflect post-acquisition date assumptions. Pro forma depreciation expense for Everest is based on the estimated fair value of the acquired assets based on the Company's preliminary purchase accounting and weighted average remaining life of the assets acquired. Asset useful lives were reviewed and where necessary were adjusted to their estimated useful life. These changes in depreciation assumptions are subject to final purchase price allocation pursuant to the valuation efforts.

(c)	The reduction to the pro forma interest income is due to the reduction of cash necessary to purchase Everest.

(d)
Pro forma interest expense includes interest on $80,000 of Term Loan A Facility for the entire year, $60,000 of Term Loan B Facility for the entire year, $4,000 of the Revolving Loan Facility for the entire year and $32,000 of the Revolving Loan Facility for the first two months of 2007. The interest rate of 4.5% was the rate at February 13, 2008 at the close of the acquisition. The $32,000 of the Revolving Loan Facility is assumed to be paid off with a portion of the proceeds from the sale of SureWest Directories on February 28, 2007. The adjustment to interest expense is comprised of the following:

Term Loan A Facility	$3,600
Term Loan B Facility	2,700
Revolving Loan Facility $4 million	200
Revolving Loan Facility $32 million	300
Amortization of deferred financing costs	850
7,650
Less:
Historical interest expense at Everest	7,869
$(219)

(e)	Pro forma income tax expense is based on the estimated combined effective rate of 40.48%.

(f)	Reclass of various expenses in order to conform with the Company’s classification policy.

(g)	Reflects the classification of the SureWest Wireless operations as discontinued operations.

(h)
Pro forma Operating EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. In addition, for the year ended December 31, 2007, the Company has also excluded the non-cash impairment charge relating to it’s LMDS licenses. Pro forma Operating EBITDA is not a measure of financial performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.